J.P. MORGAN & CO. INCORPORATED

       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            6 5/8% CUMULATIVE PREFERRED STOCK, SERIES H

                        ($500 STATED VALUE)

                                               CUSIP 616880 80 3

                                               SEE REVERSE FOR
                                               CERTAIN DEFINITIONS

THIS CERTIFIES THAT _________________

is the owner of _________________________

fully paid and non-assessable shares without par value of 6 5/8% Cumulative Preferred Stock, Series H ($500 stated value), of J.P. Morgan & Co. Incorporated (the "Corporation") transferable on the books of the Corporation by the holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Registrar and Transfer Agent.

     Witness the seal of the Corporation and the signatures of the duly authorized officers.

                        J.P. MORGAN & CO. INCORPORATED

                        Attest:

                        ___________________      __________________
                        Assistant Secretary      Vice President



FIRST CHICAGO TRUST COMPANY OF NEW YORK
     as Registrar and Transfer Agent
By ______________________
   Authorized Signature

                 [FORM OF REVERSE OF CERTIFICATE]
                  J.P. MORGAN & CO. INCORPORATED


J.P. Morgan & Co. Incorporated will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of the Series H Preferred Stock and of each class of shares authorized to be issued, and the designation, relative rights, preferences and limitations of each series of Preferred Stock, so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations
of other series.   Any such request is to be addressed to the
Transfer Agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (as tenants in common)
TEN ENT (as tenants by the entireties)
JT TEN (as joint tenants with right of survivorship and not as tenants in common)
UNIF GIFT MIN ACT  - ________ (Cust) Custodian ________ (Minor)
          under Uniform Gifts to Minors Act____________(State)
Additional abbreviations may be used.

For value received, __________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING  ZIP CODE OF
ASSIGNEE)

_________________________________________________________________

___________________________________________________________ Shares
of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ________


In the presence of ____________________



Notice: The signature to the assignment must correspond with the name as written upon the face of this certificate in every particular way, without alteration or enlargement or any change whatever.